SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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AMERICAN RETIREMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2003
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE AMERICAN RETIREMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN
PROPOSALS OF SHAREHOLDERS
INDEPENDENT AUDITORS
PROXY SOLICITATION COSTS
FINANCIAL STATEMENTS AVAILABLE
DELIVERY OF SHAREHOLDER DOCUMENTS
AMENDMENT TO AMERICAN RETIREMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN

AMERICAN RETIREMENT CORPORATION
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

As a shareholder of American Retirement Corporation, you are hereby given notice of and invited to attend in person or by proxy the annual meeting of shareholders of the Company to be held at American Retirement Corporation’s corporate offices at 111 Westwood Place, Suite 200, Brentwood, Tennessee, on Tuesday, May 20, 2003, at 11:00 a.m., central time, for the following purposes:

     1.     to elect two Class III directors to serve for a term of three years;

     2.     to consider and vote upon a proposal to amend the American Retirement Corporation Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance pursuant to the plan; and

     3.     to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

By Order of the Board of Directors,

George T. Hicks Secretary

Brentwood, Tennessee
April 18, 2003

AMERICAN RETIREMENT CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

This proxy statement contains information related to the annual meeting of shareholders of American Retirement Corporation (the “Company”) to be held at the date, time, and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy are first being sent to shareholders on or about April 18, 2003.

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two Class III directors and the consideration of a proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance pursuant to the plan. Shareholders of record on the record date, April 4, 2003, are entitled to notice of and to vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the annual meeting. As of the record date, 17,344,782 shares of the Company’s common stock were outstanding. Proxies received but marked as abstentions will be counted as present for purposes of determining a quorum on all matters. Broker non-votes will be counted as present for purposes of determining a quorum on all matters presently known to be brought to a vote at the annual meeting, other than the amendment to the Employee Stock Purchase Plan. Broker non-votes will not be counted as present for purposes of determining a quorum to consider the amendment to the Employee Stock Purchase Plan. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter.

Shares of common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed, and returned without specifying choices, the shares will be voted as recommended by the Company’s board of directors. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by attending the annual meeting and electing to vote in person, by notifying the secretary of the Company in writing, or by duly executing a proxy bearing a later date. Shareholders whose shares of common stock are held in street name who wish to attend the meeting and vote in person will need to obtain a proxy form from the institution that holds their shares.

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. The amendment to the Employee Stock Purchase Plan will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. Pursuant to the rules of the New York Stock Exchange, abstentions will have the effect of a vote against the amendment to the Employee Stock Purchase Plan. Broker non-votes will not be counted as votes for or against the amendment to the Employee Stock Purchase Plan. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of common stock represented and entitled to vote at the annual meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.

The board of directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter, properly presented consistent with the Company’s bylaws, does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors of the Company is divided into three classes, each class to be as nearly equal in number as possible. The current board of directors is comprised of eight members. At each annual meeting of shareholders, directors comprising one class are elected for a three-year term. The terms of the two Class III directors will expire at the annual meeting. The board of directors has nominated W.E. Sheriff and John A. Morris, Jr., M.D., both of whom are currently serving as directors of the Company, to be reelected to serve until the annual meeting of shareholders in 2006 and until their successors are duly elected and qualified. The terms of the Class I and Class II directors will expire at the annual meeting in 2004 and 2005, respectively.

Each of the nominees has consented to serve, if elected. If either of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy may vote for such other person or persons as may be designated by the board of directors. Certain information with respect to the nominees for election as Class III directors and with respect to the Class I and Class II directors (who are not being elected at the annual meeting) is set forth below.

The board of directors recommends that the shareholders vote “FOR” all of the director nominees.

Name	Age	Principal Occupation/Directorships	Director Since

Director Nominees

Class III Directors
(Terms Expire 2006)

W.E. Sheriff	60	Mr. Sheriff has served as chairman and chief executive officer of the Company and its predecessors since April 1984. Mr. Sheriff serves on the boards of several privately-held companies and various educational and charitable organizations.	1997

John A. Morris, Jr., M.D.	56	Dr. Morris has served in varying capacities of the medical profession since 1977 and is currently a Professor of Surgery and the Director of the Division of Trauma and Surgical Critical Care at the Vanderbilt University School of Medicine, the Medical Director of the Life Flight Air Ambulance Program at Vanderbilt University Hospital, and an Associate in the Department of Health Policy and Management at Johns Hopkins University.	1997

Continuing Directors

Class I Directors
(Terms Expire 2004)

Christopher J. Coates	52	Mr. Coates has served as president and chief operating officer of the Company and its predecessors since January 1993. From 1988 to 1993, Mr. Coates served as chief executive officer of National Retirement Company, a senior living management company acquired by a subsidiary of the Company’s predecessor in 1992. From 1985 to 1988, Mr. Coates was senior director of the Retirement Housing Division of Radice Corporation, following its purchase in 1985 of National Retirement Consultants, a company formed by Mr. Coates in 1981. Mr. Coates is the Immediate Past Chairman of the Assisted Living Federation of America and is a past Chair of the American Senior Housing Association.	1998

Daniel K. O’Connell	74	Mr. O’Connell has served as a director of the Company since its inception and as a director of various of the Company’s predecessors since 1985. Until his retirement in 1991, Mr. O’Connell worked for Ryder System, Inc. for 27 years in various capacities, including legal counsel and chief financial officer.	1997

Name	Age	Principal Occupation/Directorships	Director Since

Lawrence J. Stuesser	61	Since June 1999, Mr. Stuesser has been a private investor. From June 1996 to May 1999, Mr. Stuesser served as the president and chief executive officer and a director of Computer People, Inc., an information technology professional services and staffing company that was a subsidiary of Delphi Group PLC, of which Mr. Stuesser also served as a director. From July 1993 to May 1996, Mr. Stuesser was a private investor and independent business consultant. From January 1991 to July 1993, Mr. Stuesser was chairman and chief executive officer of Kimberly Quality Care, Inc., a home health care services company. Mr. Stuesser is also a director of IntegraMed America, Inc., a company providing products and services in the infertility industry, and is a director of a number of private companies. Early in his career, Mr. Stuesser qualified as a certified public accountant and served as an audit manager with Alexander Grant & Company, an accounting firm.	1997

Class II Directors
(Terms Expire 2005)

Frank M. Bumstead	61	Since 1989, Mr. Bumstead has been president and a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters, and producers in the music industry. From 1993 to December 1998, Mr. Bumstead also served as the chairman and chief executive officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940. Mr. Bumstead is a director of TBA Entertainment, Inc., an entertainment marketing and artist management company. He is also a director of Syntroleum Corporation, a natural gas processor and real estate company.	1997

Clarence Edmonds	69	Mr. Edmonds has served as a director of the Company since its inception and as a director of various of the Company’s predecessors since 1987. Until his retirement in 2001, Mr. Edmonds served in various capacities, including vice president and treasurer, of Massey Company, an investment services firm. Mr. Edmonds serves as president and a co-trustee of the Jack C. Massey Foundation. Mr. Edmonds is a certified public accountant.	1997

Nadine C. Smith	45	Ms. Smith is a private investor and business consultant. From August 2000 to December 2001, Ms. Smith served as president and a member of the board of managers of Final Arrangements, LLC, and chief executive officer of Arrange OnLine.com. Final Arrangements, LLC develops application software and provides internet services to the death services industry and local municipalities. From April 2000 to August 2000, Ms. Smith was the president of Aegis Asset Management, Inc. Prior to April 2000, Ms. Smith served as president and chief executive officer of Enidan Capital Corp., an investment company that made equity investments in public and privately held companies. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation, and a management consultant with McKinsey & Co. Ms. Smith is also a director of Patterson-UTI Energy Corp.	1997

The board of directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. The board of directors met 13 times during 2002. Each director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served.

The board of directors has standing audit, compensation and executive committees. The board of directors does not currently have a standing nominating committee. In addition, during 2001, the board of directors formed a special committee of independent directors to consider certain elements of the Company’s efforts to restructure and refinance its indebtedness. The special committee was discontinued following completion of the Company’s refinancing efforts. The audit committee and compensation committee are composed entirely of outside directors.

The following table lists the current members of each committee, the primary responsibilities of each committee and the number of meetings held by each committee during 2002.

Members	Responsibilities	Meetings Held

Audit Committee Mr. Stuesser (chair)	• Oversee the Company’s financial controls, accounting policies and reporting processes	Six
Mr. Edmonds	• Appoint and oversee the Company’s independent auditors
Ms. Smith	• Monitor the audit of the Company’s financial statements
• Review the Company’s annual and interim financial statements
• Review the Company’s policies with respect to risk assessment and risk management
• Oversee corporate compliance activities of the Company

Compensation Committee Mr. O’Connell (chair)	• Approve compensation and set performance criteria for compensation programs with respect to executive officers	Five
Mr. Stuesser	• Advise management regarding benefits and other terms and conditions of compensation
• Administer the Company’s stock incentive, stock purchase, 401(k) and other executive compensation plans

Executive Committee Mr. Bumstead (chair) Dr. Morris	• Exercise the power and authority of the board of directors between meetings, except the power to authorize any matter prohibited by the Tennessee Business Corporation Act	Five
Mr. Sheriff	• Review and evaluate certain transactions or special projects as requested by the board of directors and bring recommendations to the board

Special Committee Mr. Bumstead (chair) Mr. O’Connell Mr. Stuesser Ms. Smith	• Consider certain elements of the Company’s efforts to restructure and refinance its indebtedness	Ten

The board of directors has designated Mr. Bumstead to serve as the Company’s Lead Director. The Lead Director has the following duties:

•	assist the chief executive officer by serving in a counseling or sounding board role;

•	serve as liaison or conduit between the board of directors and the chief executive officer and management team;

•	enhance communications between the board of directors and the Company’s senior management by developing a process for regular one-on-one communication with the Company’s senior management team;

•	enhance communications between the Company’s independent board members;

•	increase director awareness, involvement and participation;

•	schedule and preside over meetings of independent directors;

•	coordinate and assist in the preparation of agendas for board meetings;

•	assist in succession planning, and the recruitment and mentoring of new board members;

•	communicate to the chief executive officer the board of director’s annual evaluation of the chief executive officer;

•	periodically review and assess the board of director’s committee structure and committee assignments; and

•	coordinate and facilitate annual self-evaluations and performance reviews of independent board members.

Compensation of Directors

Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. On the date of the 2002 annual meeting of shareholders, each non-employee director received an annual payment of $12,000. In addition, during the first three quarters of 2002, non-employee directors received a fee of $500 for each board meeting attended and $250 for each committee meeting attended that was not on the same day as a meeting of the board of directors. Effective October 1, 2002, the board of directors approved a change in the compensation of non-employee directors for service on the board. Non-employee directors are entitled to an annual retainer of $16,000 payable in quarterly installments. Non-employee directors are also entitled to a fee of $1,000 for each board meeting attended. Directors who serve as chair of the executive committee or the audit committee are entitled to an additional annual retainer of $4,000. A director who serves as the chair of the compensation committee is entitled to an additional annual retainer of $1,000. Each member of the audit committee will receive $1,000 for each committee meeting attended. Each member of the compensation and executive committees will receive $500 for each committee meeting attended. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

In addition, non-employee directors receive options to purchase shares of common stock pursuant to the Company’s 1997 Stock Incentive Plan. Options to purchase 9,000 shares of common stock were automatically granted to each person serving as a non-employee director of the Company on the date of the Company’s initial public offering. Options granted to non-employee directors on the date of the Company’s initial public offering vested over a three year period. On the date of each annual meeting of the shareholders of the Company beginning with the 2000 annual meeting, each non-employee director who will continue as a director following such meeting automatically receives an option to purchase 3,000 shares of common stock. Such options vest with respect to all 3,000 shares on the date of the next annual meeting of shareholders. All options automatically granted to a non-employee director enable the optionee to purchase shares of common stock at the fair market value of the common stock on the date of grant. The terms of the options are ten years from the date of grant. The exercise price may be paid in cash, shares of common stock previously owned by the director, or a combination thereof. The board of directors has the discretion to reduce, but not increase, the number of shares awardable to non-employee directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of common stock beneficially owned by each current director (including the two nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page seven hereof, the directors and executive officers as a group, and each shareholder known to management of the Company to own beneficially more than five percent of the outstanding common stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership (1)(2)		Class %

W.E. Sheriff	965,412	(3)	5.5%
Christopher J. Coates	401,728		2.3%
Gregory B. Richard	52,866		*
H. Todd Kaestner	235,365		1.3%
George T. Hicks	256,299		1.5%
Frank M. Bumstead	33,000		*
Clarence Edmonds	393,129	(4)	2.3%
John A. Morris, Jr., M.D.	376,490	(5)	2.2%
Daniel K. O’Connell	68,000		*
Nadine C. Smith	49,956		*
Lawrence J. Stuesser	98,500	(6)	*
Dimensional Fund Advisors Inc.	1,231,000	(7)(8)	7.1%
DMAR Limited Partnership	1,372,037	(7)(9)	7.9%
J. Ronald Scott	1,378,413	(7)(10)	7.9%
George B. Kaiser	1,463,100	(11)	8.4%
The Southern Fiduciary Group Inc.	1,699,600	(7)(12)	9.8%
LB/HRC Bond Investors Group	2,092,573	(7)(13)	11.0%
All directors and executive officers as a group (15 persons)	3,359,376		18.2%

*	Less than one percent.

(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that certain persons presently have the right to acquire pursuant to the conversion provisions of the Company’s 10% Series B Convertible Senior Subordinated Notes Due 2008 (“conversion shares”) are deemed outstanding for the purpose of computing such person’s percentage ownership, but not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Likewise, shares subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director’s or executive officer’s beneficial ownership and the beneficial ownership of all directors and executive officers as a group.

(2)	Includes the following shares of common stock issuable upon the exercise of options granted pursuant to the Company’s 1997 Stock Incentive Plan that the following persons are entitled to exercise within 60 days of the date hereof: Mr. Sheriff, 271,250; Mr. Coates, 155,000; Mr. Richard, 45,000; Messrs. Kaestner and Hicks, 102,125; Ms. Smith, Dr. Morris, and Messrs. Bumstead, Edmonds, O’Connell, and Stuesser, 18,000; and directors and executive officers as a group (15 persons), 1,052,000.

(3)	Includes 338,464 shares, including 7,111 conversion shares, beneficially owned by a family partnership in which Mr. Sheriff is a general partner and 4,000 shares beneficially owned by Mr. Sheriff’s wife.

(4)	Includes 7,111 conversion shares owned by Mr. Edmonds, 335,888 shares owned by The Jack C. Massey Foundation, of which Mr. Edmonds serves as president and as a co-trustee, 5,000 shares beneficially owned by a trust of which Mr. Edmonds and his wife serve as co-trustees and are lifetime beneficiaries, and 27,130 shares, including 7,111 conversion shares, beneficially owned by Mr. Edmonds’ wife. Mr. Edmonds disclaims beneficial ownership of his wife’s shares.

(5)	All shares are beneficially owned by partnerships owned and controlled by Dr. Morris, his brother, and other members of Dr. Morris’s family.

(6)	Includes 7,500 shares owned by family members as to which Mr. Stuesser has shared voting and dispositive power.

(7)	Based solely upon information set forth in a Schedule 13G or Schedule 13D filed with the Securities and Exchange Commission.

(8)	Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(9)	Address: 315 Losher, Suite 1, Hernando, MS 38362.

(10)	Address: 111 Fourth Avenue South, Nashville, TN 37201. Mr. Scott reported that he has sole voting and dispositive power with respect to 1,262,769 shares and shared voting and dispositive power with respect to 115,644 shares.

(11)	Address: 6733 South Yale, Tulsa, OK 74136. Based upon information available to the Company.

(12)	Address: 2325 Crestmoor Road, Suite 202, Nashville, TN 37215. The Southern Fiduciary Group, an investment advisor, reported that it has sole voting power with respect to 559,678 shares and sole dispositive power with respect to 1,699,600 shares.

(13)	Address: c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY 10019. LB/HRC Bond Investors Group consists of Lehman Brothers Holdings Inc. and Holiday Retirement Corporation and certain persons affiliated with Lehman Brothers Holdings Inc. and Holiday Retirement Corporation. Such persons disclaim the existence of a group pursuant to Rule 13d-5 promulgated under the Securities Exchange Act of 1934. Includes 1,605,973 conversion shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company during 2000, 2001 and 2002 on behalf of the Company’s chief executive officer and the four other most highly-paid executive officers of the Company, (collectively, the “named executive officers”).

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities Underlying	All Other
Name and Principal Positions	Fiscal Year	Salary($)	Bonus($)	Options(#)	Compensation($)

W.E. Sheriff,	2002	271,500	89,962	—	50,018	(1)(2)
Chairman and Chief	2001	271,500	30,203	251,250	95,379
Executive Officer	2000	271,500	6,773	—	91,610
Christopher J. Coates,	2002	202,000	70,700	—	8,018	(2)
President and Chief	2001	202,000	20,771	135,000	5,379
Operating Officer	2000	202,000	5,039	—	—
Gregory B. Richard,	2002	185,000	64,750	—	8,018	(2)
Executive Vice President —	2001	185,000	22,373	45,000	6,633
Community Operations	2000	171,355	2,122	30,000	—
H. Todd Kaestner,	2002	185,000	59,200	—	8,018	(2)
Executive Vice President —	2001	185,000	21,982	82,125	6,633
Corporate Development	2000	162,000	4,041	—	—
George T. Hicks,	2002	185,000	57,813	—	6,160	(2)
Executive Vice President —	2001	185,000	21,422	82,125	5,379
Finance, Chief Financial	2000	151,500	3,779	—	—
Officer, Secretary and Treasurer

(1)	Reflects contributions by the Company under the Company’s Section 162 deferred compensation plan of $42,000.

(2)	Reflects insurance premiums paid by the Company for insurance policies.

Option/SAR Grants in Last Fiscal Year

None of the named executive officers were granted stock options or stock appreciation rights during 2002.

Fiscal Year-End Option Values

The following table provides information as to the number of unexercised options held by the named executive officers at December 31, 2002. None of the options held by the named executive officers were in-the-money at December 31, 2002. None of the named executive officers exercised options during 2002. None of the named executive officers has held or exercised stock appreciation rights.

	Number of Securities
	Underlying Unexercised
	Options at
	Fiscal Year-End(#)

Name	Exercisable	Unexercisable

W.E. Sheriff	187,500	83,750
Christopher J. Coates	110,000	45,000
Gregory B. Richard	35,000	40,000
H. Todd Kaestner	74,750	27,375
George T. Hicks	74,750	27,375

Equity Compensation Plans

The table below sets forth the following information as of December 31, 2002 with respect to the compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance aggregated by (i) all compensation plans previously approved by the Company’s security holders and (ii) all compensation plans not previously approved by the Company’s security holders:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities remaining available for future issuance under the plans.

Each of the Company’s 1997 Stock Incentive Plan and Employee Stock Purchase Plan has been approved by the Company’s shareholders.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in the
Plan category	warrants and rights	warrants and rights	first column)

Equity compensation
plans approved by
security holders	2,127,383	$4.73	456,534
Equity compensation
plans not approved
by security holders	—	—	—
Total	2,127,383	$4.73	456,534

Executive Change in Control Severance Benefits Plan

The Company does not have employment agreements with any of its executive officers, including the named executive officers. During 2001, the Company adopted an Executive Change in Control Severance Benefits Plan (the “Plan”) for certain of its officers, including each of the named executive officers. Under the terms of the Plan, those members of the Company’s senior management holding the titles of Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Executive Vice President, Senior Vice President or Vice President will be entitled to severance benefits if they are terminated within one year following a change in control of the Company, unless such termination is (a) by the Company for Good Cause or Disability, (b) by the officer because of his death or Retirement, or (c) by the officer for other than Good Reason (as such capitalized terms are defined in the Plan). The Plan may be amended or terminated by the board of directors at any time prior to a change in control.

For those eligible named executive officers who have been employed by the Company for at least two years as of the date of termination, the severance benefits payable upon termination following a change in control shall be calculated as follows:

•	if, immediately prior to the change in control, the eligible officer held the title of Chief Executive Officer or Chairman of the Board, he or she shall be entitled to an amount equal to the sum of eighteen months of such officer’s base salary plus an amount equal to the product of such officer’s monthly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company;

•	if, immediately prior to the change in control, the eligible officer held the title of President or Chief Operating Officer, he or she shall be entitled to an amount equal to the sum of fifteen months of such officer’s base salary plus an amount equal to the product of twice such officer’s weekly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company; or

•	if, immediately prior to the change in control, the eligible officer held the title of Executive Vice President, he or she shall be entitled to an amount equal to the sum of twelve months of such officer’s base salary plus an amount equal to the product of twice such officer’s weekly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company.

For those eligible named executive officers who have been employed by the Company for less than two years as of the date of termination, the severance benefits payable upon termination following a change in control shall be calculated as follows:

•	if, immediately prior to the change in control, the eligible officer held the title of Chief Executive Officer, Chairman of the Board, President, or Chief Operating Officer, he or she shall be entitled to an amount equal to nine months of such officer’s base salary; or

•	if, immediately prior to the change in control, the eligible officer held the title of Executive Vice President, he or she shall be entitled to an amount equal to six months of such officer’s base salary.

For the purpose of computing the severance payments described above, an officer’s base salary is based on the highest base salary paid to such officer during the two years prior to the change in control. The severance benefits are payable in bi-monthly installments in an amount equal to such officer’s base salary on the date of termination until the full amount of severance benefits has been paid.

In addition to the severance payments described above, each eligible officer shall also be entitled to receive the following payments, if applicable: (i) the amount required to reimburse the officer on an after-tax basis for any excise tax payable on account of any payment, distribution, or other compensation constituting an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code; and (ii) an amount sufficient to reimburse the officer for the premium paid by such officer for continued coverage for the officer (and covered dependents) under the Company’s healthcare plan pursuant to COBRA (subject to certain limitations and conditions, all as set forth in the Plan).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation paid to the Company’s executive officers is reviewed and approved annually by the compensation committee of the board of directors, which is composed of non-employee directors. In addition to reviewing and approving salary and bonus arrangements for the Company’s executive officers, the compensation committee approves long-term incentive awards for the executive officers and the other key employees of the Company and administers the stock incentive plan, stock purchase plan, 401(k) plan, and other compensation plans maintained by the Company.

Compensation Policies Applicable to Executive Officers

The objectives of the Company’s executive compensation program are to:

•	attract, motivate, and retain the executives responsible for the success of the Company;

•	reward key executives based upon corporate and individual performance; and

•	provide incentives designed to maximize shareholder value.

The compensation committee reviews the Company’s executive officer compensation program annually to ensure that the compensation paid to the Company’s executive officers is consistent with the Company’s business strategy, corporate culture, and operating performance. The compensation committee also reviews the compensation policies of similar companies in the senior living industry to ensure that the Company’s compensation policies are competitive with other companies in the industry. The three primary components of the Company’s executive officer compensation program are a base salary, the potential for a performance-based annual bonus, and periodic grants of stock options.

Base Salaries. Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon a number of factors, including:

•	recommendations by the Company’s chief executive officer;

•	annual base salaries of similarly situated executives at companies the committee deems to be comparable to the Company;

•	the nature of the executive officer’s position;

•	the committee’s subjective determination of the executive officer’s contribution to the performance of the Company;

•	the experience of the officer; and

•	the term of the officer’s employment with the Company.

The Company’s chief executive officer reviews all salary recommendations with the compensation committee, which then approves or disapproves such recommendations.

In August 2002, the compensation committee reviewed the base salaries for the Company’s executive officers. Based upon a review of the base compensation payable to executive officers of comparable companies and discussions with the Company’s chief executive officer, the committee determined that the base compensation levels for the Company’s executive officers were competitive with the average base compensation levels of executive officers with similar responsibilities at comparable companies. Therefore, none of the executive officers received substantial increases in base salary for 2003.

Annual Bonuses. The Company accrued approximately $549,600 related to annual bonuses to be paid to the executive officers of the Company for fiscal 2002. Bonuses for 2002 were based upon certain 2002 financial and operational targets. The compensation committee has approved an officers’ compensation plan for 2003 that provides for the payment of bonuses based upon the attainment of certain 2003 financial and operational targets.

Stock Options. In order to align the long-term interests of the executive officers with those of shareholders, the compensation committee from time to time awards stock options to the Company’s executive officers. The terms of these options, including the sizes of the grants, are determined by the compensation committee based upon the recommendations of the Company’s chief executive officer and the committee’s subjective discretion. Awards of stock options to executive officers have been historically at then-current market prices and with periodic vesting over three years (although the replacement options granted by the Company in 2001 vested in equal installments on the six month, one year and two year anniversaries of the grant of the option). The compensation committee did not grant any stock options to the Company’s executive officers during 2002.

Section 162 Deferred Compensation Plan. In addition, the Company maintains a non-qualified deferred compensation plan that allows executive officers who are deemed “highly compensated” under Internal Revenue Service guidelines to make after-tax contributions to an investment account established in such executive officer’s name. The Company makes additional contributions at the discretion of the committee. For 2002, the Company made $42,000 of contributions to the deferred compensation plan.

Chief Executive Officer Compensation

In establishing the compensation of W.E. Sheriff, the Company’s chief executive officer, the compensation committee utilized the same compensation policies applicable to executive officers in general. During 2003, Mr. Sheriff received a bonus for fiscal year 2002 of $89,962. Mr. Sheriff did not receive an increase in his base salary.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as “performance based” under the terms of the code and related regulations. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1.0 million limit. In the event compensation paid to the Company’s chief executive officer or any of the four other most highly compensated executive officers exceeds the $1.0 million limit, the Company will attempt to structure such compensation in a manner that will comply with the limits of Section 162(m).

DANIEL K. O’CONNELL	LAWRENCE J. STUESSER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2002, the compensation committee of the board of directors was composed of Messrs. O’Connell and Stuesser. Neither of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the compensation committee or entities whose executives serve on the board of directors or the compensation committee that require disclosure under applicable Securities and Exchange Commission regulations.

AUDIT COMMITTEE REPORT

The audit committee of the board is responsible for providing independent, objective oversight of the Company’s accounting function and internal controls. The audit committee of the board of directors is composed of three directors who are independent directors as defined under the applicable rules of the New York Stock Exchange. The audit committee operates under a written charter adopted by the board of directors. The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit on whether the Company’s consolidated financial statements are in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited December 31, 2002 consolidated financial statements. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The audit committee has considered whether the independent auditors’ provision of tax and other non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

CLARENCE EDMONDS	NADINE C. SMITH	LAWRENCE J. STUESSER

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN TRANSACTIONS

Management Agreements

The Company agreed to develop for an unaffiliated third party ten free-standing assisted living communities. Following completion of construction, the communities were leased to special purpose entity affiliates of John Morris, a director of the Company. The Company agreed to manage these communities pursuant to management agreements that provided for the payment of management fees to the Company based on a percentage of the gross revenues of each community and required the Company to fund operating losses above a specified amount. During 2001, the Company acquired from affiliates of John Morris leasehold interests in six of these communities for $8.4 million. The Company paid $842,000 of the purchase price in cash during 2002 and issued a $7.6 million, 9.58% interest only note due October 2008. This note, and certain similar notes issued to unaffiliated entities, are secured by the Company’s interest in a retirement center located in Richmond, Virginia and a free-standing assisted living community located in San Antonio, Texas. The terms of this note and its related security instruments are identical to those issued to certain unaffiliated entities in connection with the simultaneous acquisition of certain other managed communities.

Freedom Plaza Care Center (“FPCC”)

W.E. Sheriff, the Company’s Chairman and Chief Executive Officer, owns 50% of Maybrook Realty, Inc., which owns a 128-bed nursing center and 41-unit assisted living facility, Freedom Plaza Care Center (FPCC), in Peoria, Arizona. From October 1999 until June 2001, the Company managed FPCC pursuant to a management agreement for the Company’s Freedom Plaza retirement community in Peoria, Arizona.

Effective July 1, 2001, the Company entered into a long-term operating lease for FPCC in substitution of the prior management arrangement. The lease term expires in December 2015, and provides the Company one five-year renewal option and an option to acquire FPCC at any time at an agreed upon amount. The lease was amended during 2002 to adjust the level of monthly cash payments and to amend the purchase option price. As part of this transaction, the Company acquired certain assets and liabilities from the previous lessee of the community. The assets acquired exceeded the liabilities assumed by $903,000, which was recorded as deferred lease costs and will be amortized over the life of the lease. The terms of the lease enabled the Company to achieve positive net cash flow and net income from FPCC earlier than it would have under the previous management arrangement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during 2002 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except that Messrs. Sheriff and Edmonds and Terry L. Frisby, the Company’s Senior Vice President – Human Resources/Corporate Culture and Compliance, each filed one late report covering one transaction.

PERFORMANCE GRAPH

The following graph compares the cumulative returns of $100 invested on December 31, 1997 in (a) the Company; (b) the Standard and Poor’s 500 Stock Index; and (c) a self-constructed peer group, as described below, assuming reinvestment of all dividends.

The Company’s self-constructed peer group is composed of the following senior living companies: Alterra Healthcare Corporation, Capital Senior Living Corporation, Emeritus Corporation, Greenbrier Corporation, Sunrise Assisted Living, Inc., and ARV Assisted Living, Inc.

Balanced Care Corporation, which is included in the peer group until 2002, was acquired by a private company in August 2002. Assisted Living Concepts, Inc., which is included in the peer group until 2001, filed for bankruptcy in October 2001. Regent Assisted Living, Inc., which is included in the peer group until 2001, delisted during September 2001. Brookdale Living Communities, Inc., which is included in the peer group until 2000, was acquired by a private company in September 2000. CareMatrix Corporation, which is included in the peer group until 2000, filed for bankruptcy in November 2000. These companies have been removed from the peer group during the period in which return information became unavailable. During 2000, the Company added Assisted Living Concepts, Inc.,

Balanced Care Corporation, and Capital Senior Living Corporation to the Company’s peer group. The prior period returns have been restated to include these three companies in all measurement periods.

PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE
AMERICAN RETIREMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN

The Company believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company. In order to encourage ownership of the Company’s common stock by its employees, the board of directors and shareholders of the Company approved the American Retirement Corporation Employee Stock Purchase Plan in 1997. The plan currently authorizes the issuance of up to 250,000 shares of common stock. As of April 4, 2003, approximately 12,500 shares remained available for issuance pursuant to the plan. The board of directors has determined that, in order to continue to encourage ownership of the Company’s common stock by its employees, the Company should amend the plan to increase the number of shares authorized for issuance under the plan from 250,000 shares to 500,000 shares. If approved by the shareholders, the amendment to the plan will become effective as of May 20, 2003. A copy of the proposed amendment to the plan is included as Exhibit A to this proxy statement.

Summary of Material Provisions of the Plan, as amended

The following is a summary of the material provisions of the plan, as proposed to be amended.

Participation; Awards Under the Plan. Pursuant to the plan, each employee of the Company or a subsidiary of the Company (including executive officers of the Company) having at least 90 days of continuous service prior to January 1 or July 1 of each year (each a “Commencement Date”), except for employees whose customary employment is 20 hours per week or less or whose customary employment is for not more than five months in any calendar year, is eligible to participate in the plan. Holders of 5% or more of the outstanding shares of common stock are not eligible to participate in the plan. The Company and its subsidiaries currently have approximately 7,700 employees who are eligible to participate in the plan and approximately 200 employees currently participating in the plan.

Eligible employees may elect to deduct from their compensation an after-tax amount of not less than $5.00 per bi-weekly payroll period (or $5.00 per semi-monthly payroll period) and not more than 15% of their base pay on the Commencement Date for each six-month option period starting on each such Commencement Date (each such six-month period is referred to in the plan as an “Option Period”). The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the plan). In addition, a participant who has neither discontinued nor withdrawn his or her contributions during each Option Period is permitted to make one lump sum contribution during each Option Period (except during the last 30 days of the Option Period), as long as the aggregate amount of contributions does not exceed 15% of the participant’s base pay on the Commencement Date (expressed as base pay for the applicable payroll period) multiplied by the number of payroll periods during that Option Period.

On the Grant Date (the first trading date of each Option Period), each participant in the plan shall be deemed to receive an option to purchase shares of common stock in accordance with the terms of the plan. On the Exercise Date (the last trading day of each Option Period), the amount deducted from each participant’s salary and any additional amounts contributed on a lump-sum basis over the course of the period will be used to purchase shares of common stock at a purchase price (the “Exercise Price”) equal to the lesser of (a) 85% of the closing market price of the shares of common stock on the Exercise Date or (b) 85% of the closing market price of the shares of common stock on the Grant Date. On an Exercise Date, all options shall be automatically exercised, except for options which are canceled when a participant withdraws the balance of his or her Contribution Account or which are otherwise terminated under the provisions of the plan (such as upon the termination of a participant’s employment for any reason except death, disability or retirement at or after age 65).

Participants’ rights under the plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of common stock which may be purchased by a participant on an Exercise Date is 700 shares; (ii) no participant is allowed to purchase, during a calendar year, stock under the plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company immediately after the option is granted; and (iv) no participant may assign, transfer or otherwise alienate any rights under the plan or any options granted to him or her thereunder, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by him or her.

Upon termination of a participant’s employment, the employee shall cease being a participant under the plan, and the balance of the employee’s Contribution Account shall be paid to the participant as soon as practical after termination. An option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant, or his or her legal representative, may withdraw the balance in his or her Contribution Account or may have the accumulated balance used to purchase stock under the plan. Any remaining money that is insufficient to purchase a whole share is returned to such participant or his or her legal representative. Nothing in the plan is to be construed so as to give an employee the right to be retained in the service of the Company.

Administration. The plan is administered by a Plan Administrator, which Plan Administrator is currently the compensation committee of the board of directors. The Plan Administrator does not, however, have the discretion to deny the right to participate in the plan to any employee who meets the eligibility criteria.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting the common stock, appropriate adjustments will be made by the Plan Administrator in the number of shares reserved for issuance under the plan and the calculation of the Exercise Price.

Amendment. The board of directors of the Company has the right to amend or terminate the plan at any time, but cannot make an amendment to increase the number of shares reserved under the plan (except pursuant to certain changes in the capital structure of the Company) without the approval of the Company’s shareholders. If the plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each participant’s Contribution Account shall be paid to that participant.

Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

A holder will not recognize income for Federal tax purposes on account of the initial discount when shares are purchased. Instead, income may be recognized when a holder disposes of his or her stock.

If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the lesser of (i) the original 15% discount on the purchase price of the shares assuming the stock had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

If an employee leaves contributions in the plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the Exercise Date. If the termination date is not more than three months prior to the Exercise Date, the tax consequences are as described above. However, if the termination date is more than three months prior to the Exercise Date, the holder is treated as exercising a non-qualified option and is taxed on the Exercise Date on the excess of market value of the stock on that date over the price paid.

The amendment to the plan will be approved if the number of shares of common stock voted in favor of the amendment exceeds the aggregate of the number of abstentions and shares of common stock voted against the amendment.

The board of directors recommends that the shareholders vote “FOR” the approval of the amendment to the plan.

PROPOSALS OF SHAREHOLDERS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2004 and received at the Company’s executive offices no later than December 20, 2003 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 20, 2003 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 20, 2003 proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

INDEPENDENT AUDITORS

KPMG LLP, which has been the Company’s independent auditors since its organization, has been selected as the independent auditors of the Company for the 2003 fiscal year. The Company has been informed that representatives of KPMG LLP plan to attend the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by the shareholders.

Fees Billed to the Company by KPMG LLP During 2002

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated annual financial statements for the year ended December 31, 2002, the limited reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during 2002, and other audit-related services were $595,000.

Financial Information Systems Design and Implementation Fees. KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2002.

All Other Fees. The aggregate fees billed for all other services rendered to the Company by KPMG LLP in 2002 totaled $493,100, of which approximately $390,000 related to tax compliance and preparation services and approximately $103,100 related to tax and other consulting services.

The audit committee of the board of directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

PROXY SOLICITATION COSTS

The enclosed form of proxy is solicited on behalf of the board of directors of the Company. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this proxy statement. Such solicitation will be made by mail and may also be made by the Company’s regular officers or employees personally or by telephone or facsimile. The Company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s 2002 Annual Report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to George T. Hicks, Secretary, American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027.

The Company’s Internet website is http://www.arclp.com. The Company makes available free of charge through its website the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials to the Securities and Exchange Commission. Information contained on the Company’s website is not part of this proxy statement.

DELIVERY OF SHAREHOLDER DOCUMENTS

The rules of the Securities and Exchange Commission allow the Company to send a single copy of the proxy statement and annual report to shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the Company’s expenses. The rules apply to the Company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.

If your shares are registered in your own name and you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s corporate secretary by calling 615-221-2250 or writing to the company at American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.

EXHIBIT A

AMENDMENT TO
AMERICAN RETIREMENT CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

     Section 6.1 of the American Retirement Corporation Employee Stock Purchase Plan is hereby amended, effective May 20, 2003, subject to the approval of the American Retirement Corporation shareholders at the 2003 Annual Meeting of Shareholders, as follows:

1.	By deleting the first sentence in its entirety and substituting therefor the following:

“ARC shall reserve five hundred thousand (500,000) shares of Stock for issuance upon exercise of the options granted under this Plan.”

PROXY	AMERICAN RETIREMENT CORPORATION	PROXY

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders of American Retirement Corporation
(the “Company”) to be held on May 20, 2003.

      The undersigned hereby appoints W.E. Sheriff and George T. Hicks, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 111 Westwood Place, Suite 200, Brentwood, Tennessee, on Tuesday, May 20, 2003 at 11:00 a.m., central time, and any adjournments thereof.

      Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” the election of all of the director nominees and “FOR” the amendment to the American Retirement Corporation Employee Stock Purchase Plan.

(Please date and sign this proxy on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN RETIREMENT CORPORATION

May 20, 2003

Please date, sign and mail

your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

The board of directors recommends that the shareholders vote “FOR” all of the director nominees and “FOR” the amendment to the American Retirement Corporation Employee Stock Purchase Plan.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: to elect two Class III directors to serve for a term of three years;			2.	Approval of the Amendment to The American Retirement Corporation Employee Stock Purchase Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	o	W.E. Sheriff	3.	to transact such other business as may properly come before the meeting.
		o	John A. Morris, Jr., M.D.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			Shareholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

☐	FOR ALL EXCEPT (See instruction below)			You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.